Exhibit 99.1
News Release

COMPANY CONTACT	MEDIA CONTACT
Doug Baker	William J. Spina
Chief Financial Officer	781.378.2000
Nano-Proprietary, Inc.	wjs_ptnrs@msn.com
248.391.0612
dbaker@appliednanotech.net

Nano-Proprietary, Inc. Announces Settlement in Keesmann Litigation

Austin, TX, June 20, 2008 –Nano-Proprietary, Inc. (OTC BB: NNPP) announced that it entered into a settlement agreement on June 18, 2008 in connection with its litigation in the U.S. District Court for the Northern District of Illinois. The confidential settlement terms resolve all claims asserted in the lawsuit between Nano-Proprietary and Till Keesmann. In conjunction with the settlement, the parties also amended their existing license agreement to provide and clarify the framework for future sublicensing opportunities.

ABOUT NANO-PROPRIETARY, INC.

Nano-Proprietary, Inc. is a holding company consisting of two wholly owned operating subsidiaries. Applied Nanotech Inc., is a premier research and commercialization organization dedicated to developing applications for nanotechnology with an extremely strong position in the fields of electron emission applications from carbon film/nanotubes, sensors, functionalized nanomaterials, and nanoelectronics. Electronic Billboard Technology, Inc. (EBT) possesses technology related to electronic digitized sign technology. The Companies have over 250 patents or patents pending. Nano-Proprietary’s business model is to license its technology to partners that will manufacture and distribute products using the technology. Nano-Proprietary’s website is www.nano-proprietary.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve risks and uncertainties concerning Nano-Proprietary’s business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in Nano-Proprietary’s annual report on Form 10-K for the fiscal year ended December 31, 2007, and in reports subsequently filed by Nano-Proprietary with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from Nano-Proprietary’s website listed below. Nano-Proprietary hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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